Exhibit 99

NEWS
Main Street Banks, Inc.

FOR IMMEDIATE RELEASE

Contacts:	Edward C. Milligan	Samuel B. Hay III
	Chairman & CEO	President & COO
	Main Street Banks, Inc.	Main Street Banks, Inc.
	(770) 422-2888	(770) 385-2424

MAIN STREET BANKS TO PRESENT AT KEEFE, BRUYETTE & WOODS

FIFTH ANNUAL COMMUNITY BANK INVESTOR CONFERENCE

ATLANTA, GA – July 16, 2004 – Main Street Banks, Inc. (Nasdaq: MSBK) today announced that Edward C. Milligan, chairman and chief executive officer, and Samuel B. Hay, president and chief operating officer, will make a presentation at the Keefe, Bruyette & Woods Fifth Annual Community Bank Investor Conference in New York on Wednesday, July 28 at 3:10 p.m. EDT.

The presentation slides and the live audio web cast will be available through Main Street’s web site at www.mainstreetbank.com and a replay of the presentation will also be available for approximately 30 days at the same address.

About Main Street

Main Street Banks, Inc., a $2.1 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 23 banking centers located in eighteen of Georgia’s fastest growing communities.  Main Street is the largest and highest performing community banking company in the greater Atlanta area.